1940 Act File No. 811-22466
As filed with the Securities and Exchange Commission on June 29, 2015
U.S. SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM N-2

[X] REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
 [X] Amendment No. 4
(Check Appropriate Box or Boxes)

GAI AGILITY INCOME FUND
(FORMERLY ASGI AGILITY INCOME FUND)
Exact Name of Registrant as Specified in Charter
C/O WELLS FARGO INVESTMENT INSTITUTE, INC.
(FORMERLY ALTERNATIVE STRATEGIES GROUP, INC.)
401 SOUTH TRYON STREET
CHARLOTTE, NC 28202
Address of Principal Executive Offices (Number, Street, City, State, Zip Code)
Registrant’s Telephone Number, including Area Code (866) 440-7460

LLOYD LIPSETT
WELLS FARGO LAW DEPARTMENT
 J9201-210
200 BERKELEY STREET
 BOSTON, MA 02116

Name and Address (Number, Street, City, State, Zip Code) of Agent for Service

Copies of Communications to:

MARK P. GOSHKO
GEORGE ZORNADA
K&L GATES LLP
STATE STREET FINANCIAL CENTER
ONE LINCOLN STREET
 BOSTON, MA 02111

EXPLANATORY NOTE
This Amendment No. 4 to the Registration Statement on Form N-2 (File No. 811-22466) of GAI Agility Income Fund (the “Registrant”) has been filed by the Registrant pursuant to Section 8(b) of and Rule 8b-15 under the Investment Company Act of 1940, as amended (the “1940 Act”). However, interests in the Registrant have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), and such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by entities or persons that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of any offer to buy, interests in the Registrant.
The contents of the Registration Statement on Form N-2 filed by the Registrant with the Securities and Exchange Commission on September 2, 2010 (the “Initial Registration Statement”) and all amendments thereto are incorporated by reference. The purpose of this Amendment No. 4 is to update the exhibits to the Registrant’s Registration Statement.

PART C—OTHER INFORMATION
ITEM 25.	FINANCIAL STATEMENTS AND EXHIBITS
(1)	Financial Statements: The Registrant’s Certified Shareholder Report on Form N-CSR filed December 5, 2014 (Accession No. 0000898432-14-001218) and incorporated by reference.

(2)	Exhibits:

	(a)	(i)
Certificate of Trust, dated July 29, 2010, incorporated by reference to the Registrant’s Registration Statement on Form N-2 (File No. 811-22466) filed with the Commission on September 2, 2010 (Accession No. 0000898432-10-001178) (“Initial Registration Statement”).

(ii) Agreement and Declaration of Trust, dated July 29, 2010, incorporated by reference to the Initial Registration Statement.

	(b)	Bylaws, dated July 29, 2010, incorporated by reference to the Initial Registration Statement.

	(c)	Not applicable.

	(d)	See (2)(a) and (2)(b).

	(e)	Dividend Reinvestment Plan, incorporated by reference to the Initial Registration Statement.

	(f)	Not applicable.

	(g)	(i) Investment Advisory Agreement between the Registrant and Alternative Strategies Group, Inc., dated August 12, 2010, incorporated by reference to the Initial Registration Statement.

(ii)
Investment Subadvisory Agreement between the Adviser and Perella Weinberg Partners Capital Management, LP (the “Subadviser”), dated August 12, 2010, incorporated by reference to the Initial Registration Statement.

(iii) Amendment to the Subadvisory Agreement between Wells Fargo Investment Institute, Inc. (the “Adviser”) and the Subadviser dated July 1, 2015, filed herewith.

(iv) Advisory Fee Waiver Agreement between the Registrant and the Adviser, dated July 1, 2015, filed herewith.

	(h)	Not applicable.

	(i)	Not applicable.

	(j)	(i) Custody Agreement, dated August 26, 2010, incorporated by reference to the Initial Registration Statement.

(ii)
Amendment Agreement A to the Custody Agreement, dated December 20, 2010, incorporated by reference to Amendment No. 2 to the Initial Registration Statement filed with the Commission on June 7, 2013 (“Amendment No. 2”).

(iii) Amendment Agreement B to the Custody Agreement, dated March 26, 2012, incorporated by reference to Amendment No. 2.

	(iv)	Amendment Agreement to the Custody Agreement, dated June 1, 2012, incorporated by reference to Amendment No. 2.

	(v)	Amendment Agreement to the Custody Agreement, dated January 1, 2013, incorporated by reference to Amendment No. 2.

	(vi)	Foreign Custody Manager Agreement, dated December 9, 2014, incorporated by reference to Amendment No. 3 to the Initial Registration Statement filed with the Commission on January 9, 2015.

(k)	(i)	Administrative Services Agreement, dated August 26, 2010, incorporated by reference to the Initial Registration Statement.

	(ii)	Amendment to the Administrative Services Agreement, dated April 1, 2012, incorporated by reference to Amendment No. 2.

	(iii)	Amendment to the Administrative Services Agreement, dated June 1, 2012, incorporated by reference to Amendment No. 2.

	(iv)	Amendment to the Administrative Services Agreement, dated January 1, 2013, incorporated by reference to Amendment No. 2.

	(v)	Amendment to the Administrative Services Agreement, dated January 1, 2013 incorporated by reference to Amendment No. 2.

	(vi)	Expense Limitation Agreement, dated July 1, 2015 filed herewith.

(vii)
Amended and Restated Wholesaling and Placement Agent Agreement between the Registrant and Alternative Strategies Brokerage Services, Inc. (“ASBSI”), dated November 2, 2011, incorporated by reference to the Registrant’s Amendment No. 1 to the Initial Registration Statement filed with the Commission on November 8, 2011 (Accession No. 0000898435-11-001173) (“Amendment No. 1”).

	(viii)	Multiple Class Plan pursuant to Rule 18f-3, incorporated by reference to Amendment No. 1.

	(ix)	Distribution Plan pursuant to Rule 12b-1 for Class A Shares, incorporated by reference to Amendment No. 1.

(l)	Not applicable.

(m)	Not applicable.

(n)	Not applicable.

(o)	Not applicable.

(p)	Not applicable.

(q)	Not applicable.

(r)	(i)	Code of Ethics of the Adviser, ASBSI, A.G. Edwards Capital, Inc. and the Registrant, dated June 1, 2013, incorporated by reference to Amendment No. 2.

	(ii)	Code of Ethics of the Subadviser, incorporated by reference to the Initial Registration Statement.

(s)	(i)	Power of Attorney, dated August 12, 2010, incorporated by reference to the Initial Registration Statement.

	(ii)	Power of Attorney, dated September 21, 2011, incorporated by reference to Amendment No. 1.

ITEM 26.	MARKETING ARRANGEMENTS

Shares are issued solely in transactions not involving any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933, as amended.

ITEM 27.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not applicable.

ITEM 28.	PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

Without conceding such relationship, the following persons may be considered to be under common control with Registrant at the time of this filing:
GAI Aurora Opportunities Fund, LLC
 GAI Corbin Multi-Strategy Fund, LLC
GAI Mesirow Insight Fund, LLC
 (each a Delaware limited liability company)
GAI Special Asset Holdings, Inc., a Delaware corporation.
GAI Aurora Special Onshore Asset Holdings, Inc., a Delaware corporation.

ITEM 29.	NUMBER OF HOLDERS OF SECURITIES

Set forth below is the number of record holders as of June 1, 2015 of each class of securities of the Registrant:

Title of Class	Number of Record Holders

Class A Shares of Beneficial Interest	283
Class I Shares of Beneficial Interest	1,783

ITEM 30.	INDEMNIFICATION

Registrant’s Agreement and Declaration of Trust contains provisions limiting the liability of the Registrant’s Trustees and providing for indemnification of the Registrant’s Trustees, officers and employees of the Registrant (including his or her respective executors, heirs, assigns, successors, or other legal representatives) under certain circumstances.  The Registrant hereby undertakes that it will apply the indemnification provision of the Agreement and Declaration of Trust in a manner consistent with Release 40-11330 of the SEC under the Investment Company Act of 1940, as amended (the “1940 Act”), so long as the interpretation therein of Sections 17(h) and 17(i) of the 1940 Act remains in effect.

Registrant, in conjunction with the Adviser and Registrant’s Board of Trustees, maintains insurance on behalf of any person who is an Independent Trustee, officer, employee, or agent of Registrant, against certain liability asserted against him or her and incurred by him or her or arising out of his or her position. Registrant will not pay that portion of the premium, if any, for insurance to indemnify any such person for any act for which Registrant itself is not permitted to indemnify.

ITEM 31.	BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

Information regarding any other business, profession, vocation or employment of a substantial nature in which each executive officer and manager of the Adviser and Subadviser is, or at any time during the past two fiscal years has been, engaged is set forth in the private placement memorandum and/or incorporated by reference to Form ADV filed by the Adviser and Subadviser with the SEC pursuant to the Investment Advisers Act of 1940, as amended (the “Advisers Act”) (File nos. 801-64191 and 801-67735, respectively).  The principal business address of the Adviser is 401 South Tryon Street, Charlotte, North Carolina 28202. The principal business address of the Subadviser is 767 Fifth Avenue, New York, NY 10153.

ITEM 32.	LOCATION OF ACCOUNTS AND RECORDS

All applicable accounts, books and documents required to be maintained by the Registrant by Section 31(a) of the 1940 Act and the Rules promulgated thereunder are in the possession and custody of the Registrant’s administrator, The Bank of New York Mellon, through its wholly owned subsidiary, BNY Mellon Investment Servicing (U.S.) Inc., located at 400 Bellevue Parkway, 2nd Floor, Wilmington, Delaware 19809 and the Registrant’s custodian, BNY Mellon Investment Servicing Trust, located at 1 Wall Street, New York, New York 10286, with the exception of certain documents which are in the possession and custody of the Adviser, located at 401 South Tryon Street, Charlotte, NC 28202; 550 California Street, 6th Floor, San Francisco, CA 94104; and 200 Berkeley Street, 20th and 21st Floors, Boston MA 02116, telephone number (866) 440-7460 and the Subadviser, Perella Weinberg Partners Capital Management LP, located at 767 Fifth Avenue, New York, New York 10153.

ITEM 33.	MANAGEMENT SERVICES

Not applicable.

ITEM 34.	UNDERTAKINGS

Not applicable.

Signatures
Pursuant to requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the State of North Carolina this 29th day of June 2015.

GAI AGILITY INCOME FUND

By:	/s/ Adam I. Taback
Adam I. Taback President

INDEX TO EXHIBITS
(g)	(iii)	Amendment to the Subadvisory Agreement, dated July 1, 2015.

(g)	(iv)	Advisory Fee Waiver Agreement, dated July 1, 2015.

(k)	(vi)	Expense Limitation Agreement, dated July 1, 2015.